EXHIBIT 10.5


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   The printed portions of this form have been approved by the Colorado Real
                         Estate Commission. (LCIO-1-03)
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THIS IS A BINDING CONTRACT. THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE
PARTIES SHOULD o CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING. Compensation charged by real estate brokerage firms is not set by law. Such charges are established by each real estate brokerage firm.

DIFFERENT BROKERAGE RELATIONSHIPS ARE AVAILABLE WHICH INCLUDE BUYER AGENCY, SELLER AGENCY OR TRANSACTION-BROKERAGE.

                    EXCLUSIVE RIGHT-TO-SELL LISTING CONTRACT
                                  (RESIDENTIAL)
                                 (SELLER AGENCY)



                                              Date:  ___________________________

1. AGREEMENT. Seller and Brokerage Firm enter into this exclusive, irrevocable contract as of the date set forth above.

2. AGENCY RELATIONSHIP.

   [ ]    a. Multiple-Person Firm. If this box is checked, the individual designated by Brokerage Firm to serve as the limited agent of Seller and to perform the services for Seller required by this contract is called Broker. If more than one individual is so designated, then references in this contract to Broker shall include all persons so designated, including substitute or additional brokers. The agency relationship exists only with Broker and does not extend to the employing broker, Brokerage Firm or to any other brokers employed or engaged by Brokerage Firm who are not so designated.

   [ ]    b. One-Person Firm. If this box is checked, Broker is a real estate brokerage firm that consists of one licensed natural person. In such case, references in this contract to Broker mean both the licensed natural person and Brokerage Firm who shall act as Seller's limited agent. This contract applies to both.

3. DEFINED TERMS.

     a. Seller: ________________________________________________________________
                                    (Client)

     b. Brokerage Firm: ________________________________________________________

     c. Broker: ________________________________________________________________

     d. Property. The Property is the following legally described real estate:

in the County of _________________, Colorado,
commonly known as No.  _________________________________________________________
                          Street Address        City        State        Zip
together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, all interest of Seller in vacated streets and alleys adjacent thereto, except as herein excluded.

     e. Sale. A Sale is the voluntary transfer or exchange of any interest in the Property or the voluntary creation of the obligation to convey any interest in the Property, including a contract or lease. It also includes an agreement to transfer any ownership interest in an entity which owns the Property.

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     f. Listing Period. The Listing Period of this contract shall begin on
__________ and shall continue through the earlier of (i) completion of the Sale of the Property or (ii) _______ Broker shall continue to assist in the completion of any transaction for which compensation is payable to Brokerage Firm under ss. 14 of this contract.

     g. Applicability of Terms. A check or similar mark in a box means that such provision is applicable. The abbreviation "N/A" means not applicable.

4. BROKERAGE SERVICES AND DUTIES. Brokerage Firm, acting through Broker, shall provide brokerage services to Seller. Broker shall exercise reasonable skill and care for Seller.

     a. Broker, as Seller's agent, shall promote the interests of Seller with the utmost good faith, loyalty and fidelity, including, but not limited to:

          (1) Seeking a price and terms which are acceptable to Seller; except that Broker shall not be obligated to seek additional offers to purchase the Property while the Property is subject to a contract for Sale;
          (2) Presenting all offers to and from Seller in a timely manner regardless of whether the Property is subject to a contract for Sale;
          (3) Disclosing to Seller adverse material facts actually known by Broker;
          (4) Counseling Seller as to any material benefits or risks of a transaction actually known by Broker;
          (5) Advising Seller to obtain expert advice as to material matters about which Broker knows but the specifics of which are beyond the expertise of Broker; and
          (6) Accounting in a timely manner for all money and property received.

     b. Broker shall not disclose the following information without the informed consent of Seller:

          (1) That Seller is willing to accept less than the asking price for the Property;
          (2)  What the motivating factors are for Seller to sell the Property;
          (3) That Seller will agree to financing terms other than those offered;
          (4) Any material information about Seller unless the disclosure is required by law or failure to disclose such information would constitute fraud or dishonest dealing; or
          (5) Any facts or suspicions regarding circumstances which may psychologically impact or stigmatize any real property pursuant to Colorado law.

          c. Seller shall not be vicariously liable for the acts of Broker that are not approved, directed or ratified by Seller.

          d. No Duty for Broker to Investigate. Broker has no duty to conduct an independent inspection of the Property for the benefit of a buyer and has no duty to independently verify the accuracy or completeness of statements made by Seller or independent inspectors. Broker has no duty to conduct an independent investigation of a buyer's financial condition or to verify the accuracy or completeness of any statement made by a buyer.

          e. In-Company Transactions - Different Brokers. When Seller and buyer in a transaction are working with different brokers, those brokers continue to conduct themselves consistent with the brokerage relationships they have established with their respective clients. Seller acknowledges that Brokerage Firm is allowed to offer and pay compensation to brokers within Brokerage Firm working with a buyer.

          f. In-Company Transactions - One Broker. If Seller and buyer are working with the same broker the following applies:

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Check One Box Only

   [ ]    (1) Seller's Agent. If this box is checked, Broker shall represent
Seller as Seller's agent and shall treat the buyer as a customer. A customer is a party to a transaction with whom Broker has no brokerage relationship. Broker shall disclose to such customer Broker's relationship with Seller.

   [ ]    (2) Seller's Agent Unless Brokerage Relationship with Both. If this box is checked, Broker shall represent Seller as Seller's agent and shall treat the buyer as a customer, unless Broker currently has or enters into an agency or Transaction-Broker relationship with the buyer, in which case Broker shall act as a Transaction-Broker.

   [ ]    (3) Transaction-Broker. If this box is checked, Broker shall (if also permitted by buyer) act as a Transaction-Broker. When acting as a Transaction-Broker, a broker assists the parties throughout a contemplated real estate transaction with communication, interposition, advisement, negotiation, contract terms and the closing of the transaction without being an agent or advocate for the interests of either party to the transaction. Broker, when acting as a Transaction-Broker, may disclose any information to one party that Broker gains from the other party if the information is relevant to the transaction or party, except Broker shall not disclose the following information without prior consent:

          (a) That buyer is willing to pay more than the purchase price offered for the Property;
          (b) That Seller is willing to accept less than the asking price for the Property;
          (c) What the motivating factors are for any party buying or selling the Property;
          (d) That Seller or buyer will agree to financing terms other than those offered;

          (e)  Any material information about the other party unless:

               (1)  the disclosure is required by law,
               (2) the disclosure pertains to adverse material facts about buyer's financial ability to perform the terms of the transaction,
               (3) the disclosure pertains to buyer's intent to occupy the Property as a principal residence, or
               (4) failure to disclose such information would constitute fraud or dishonest dealing.

5. SELLER'S OBLIGATIONS TO BROKER. Seller agrees to conduct all negotiations for the Sale of the Property only through Broker, and to refer to Broker all communications received in any form from real estate brokers, prospective buyers, tenants or any other source during the Listing Period of this contract.

6. PRICE AND TERMS.

          a. Price: U.S. $ ____________________________

          b. Terms: [ ]  Cash   [ ]  Conventional   [ ]  FHA   [ ]  VA

[ ]       Other:
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          c. Loan Discount Points:
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          d. Seller-Paid, Buyer-Disallowable Closing Costs (FHA/VA):

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          e. Earnest Money. Minimum amount of earnest money deposit U.S. $
          __________________ in the form of __________________________.

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          f. Seller Proceeds. Seller will receive net proceeds of closing as indicated: [ ] Cashier's Check at Seller's expense; [ ] Funds Electronically Transferred (Wire Transfer) to an account specified by Seller, at Seller's expense; or [ ] Closing Company's Trust Account Check.

          g. Advisory-Tax Withholding. The Internal Revenue Service and the Colorado Department of Revenue may require Closing Company to withhold a substantial portion of the proceeds of this Sale when Seller either (a) is a foreign person or (b) will not be a Colorado resident after closing. Seller should inquire of Seller's tax advisor to determine if withholding applies or if an exemption exists.

7. DEPOSITS. Brokerage Firm is authorized to accept earnest money deposits received by Broker pursuant to a proposed Sale contract. Brokerage Firm is authorized to deliver the earnest money deposit to the closing agent, if any, at or before the closing of the Sale contract.

8. INCLUSIONS AND EXCLUSIONS.

          a. The Purchase Price includes the following items (Inclusions):

               (1) Fixtures. If attached to the Property on the date of this contract, lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls, built-in vacuum systems (including accessories), garage door openers including __________remote controls; and

               (2) Other Inclusions. If on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, window coverings, curtain rods, drapery rods, fireplace inserts, fireplace screens, fireplace grates, heating stoves, storage sheds, and all keys. If checked, the following are included: [ ]Water Softeners,
[ ] Smoke/Fire Detectors, [ ] Security Systems, [ ] Satellite Systems (including satellite dishes and accessories); and [ ] _______________________

               (3) Parking and Storage Facilities. The use of the following parking facilities: and the following storage facilities:

               (4) Water Rights. The following legally described water rights:

               (5) Well Permit. Permit # ___________________________

          b. Instruments of Transfer. The Inclusions are to be conveyed at closing free and clear of all taxes (except personal property taxes for the year of Closing), liens and encumbrances, except as provided in ss. 9. Conveyance shall be by bill of sale or other applicable legal instrument(s). Any water rights shall be conveyed by a deed or other applicable legal instrument(s).

          c. Exclusions. The following attached fixtures are excluded:

9. TITLE AND ENCUMBRANCES. Seller represents to Broker that title to the Property is solely in Seller's name. Seller shall deliver to Broker true copies of all relevant title materials, lease(s), improvement location certificate(s) and survey(s) in Seller's possession and shall disclose to Broker all easements, liens and other encumbrances, if any, on the Property, of which Seller has knowledge. Seller authorizes the holder of any obligation secured by an encumbrance on the Property to disclose to Broker the amount owing on said encumbrance and the terms thereof In case of Sale, Seller agrees to convey, by a _____________ deed, only that title Seller has in the Property. Property shall be conveyed free and clear of all taxes except the general taxes for the year of Closing.

          All monetary encumbrances (such as mortgages, deeds of trust, liens, financing statements) shall be paid by Seller and released except as Seller and buyer may otherwise agree. Existing monetary encumbrances are as follows:

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          The Property is subject to the following leases and tenancies:

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          If the Property has been or will be subject to any governmental liens for special improvements installed at the time of signing a Sale contract, Seller shall be responsible for payment of same unless otherwise agreed. Brokerage Firm may terminate this Listing Contract upon written notice to Seller that title is not satisfactory to Brokerage Firm.

10. EVIDENCE OF TITLE. Seller agrees to furnish buyer, at Seller's expense, a current commitment and an owner's title insurance policy in an amount equal to the Purchase Price in the form specified in the Sale contract, or if this box is checked, An Abstract of Title certified to a current date.

11. ASSOCIATION ASSESSMENTS. Seller represents that the amount of the regular owners' association assessment is currently payable at $ ________ per ________ and that there are no unpaid regular or special assessments against the Property except the current regular assessments and except ________________________. Seller agrees to promptly request the owners' association to deliver to buyer before date of closing a current statement of assessments against the Property.

12. POSSESSION. Possession of the Property shall be delivered to buyer as follows:
_______________________________________________________________________________,
subject to leases and tenancies as described in ss.9

13. MATERIAL DEFECTS - DISCLOSURES - INSPECTION.

          a. Brokers Obligations. Colorado law requires a broker to disclose to any prospective buyer all adverse material facts actually known by such broker including but not limited to adverse material facts pertaining to the title to the Property and the physical condition of the Property, any material defects in the Property, and any environmental hazards affecting the Property which are required by law to be disclosed. These types of disclosures may include such matters as structural defects, soil conditions, violations of health, zoning or building laws, and nonconforming uses and zoning variances. Seller agrees that any buyer may have the Property and Inclusions inspected and authorizes Broker to disclose any facts actually known by Broker about the Property.

          b. Seller's Obligations.

               (1) Seller's Property Disclosure Form. A seller is not required by law to provide a Seller's Property Disclosure form. However, disclosure of known material latent (not obvious) defects is required by law. Seller Agrees Does Not Agree to provide a Seller's Property Disclosure form completed to the best of Seller's current, actual knowledge.

               (2) Lead-Based Paint. Unless exempt, if the improvements on the Property include one or more residential dwelling(s) for which a building permit was issued prior to January 1, 1978, a completed Lead-Based Paint Disclosure (Sales) form must be signed by Seller, the real estate licensee(s) and given to any potential buyer in a timely manner.

14. COMPENSATION TO BROKERAGE FIRM. Seller agrees that any Brokerage Firm compensation which is conditioned upon the Sale of the Property shall be earned by Brokerage Firm as set forth herein without any discount or allowance for any efforts made by Seller or by any other person in connection with the Sale of the Property.

          a. Amount. In consideration of the services to be performed by Broker, Seller agrees to pay Brokerage Firm as follows:

               (1) Sale Commission. (i) _____ % of the gross sales price in U.S. dollars, or (ii) _________

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               (2)  Lease Commission. (i) _____ % of the gross rent under the lease in U.S. dollars, or
                   (ii)
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          b. When Earned. Such commission shall be earned upon the happening of any of the following:

               (1) Any Sale of the Property within the Listing Period by Seller, by Broker or by any other person;

               (2) Broker finding a buyer who is ready, willing and able to complete the transaction as specified herein by Seller; or

               (3) Any Sale of the Property within ________ calendar days subsequent to the expiration of the Listing Period (Holdover Period) to anyone with whom Broker negotiated and whose name was submitted, in writing, to Seller by Broker during the Listing Period (including any extensions thereof); provided, however, that Seller shall owe no commission to Brokerage Firm under this subsection (3) if a commission is earned by another licensed real estate brokerage firm acting pursuant to an Exclusive Right-to-Sell Listing Contract or an Exclusive Agency Listing Contract entered into during the Holdover Period.

          c. When Applicable and Payable. The commission obligation shall apply to a Sale made during the Listing Period or made during any extension of such original or extended term. The commission described in subsection 14a(l) shall be payable at the time of the closing of the Sale as contemplated by subsection 14b(l) or 14b(3), or upon fulfillment of subsection 14b(2) where either the offer made by such buyer is defeated by Seller or by the refusal or neglect of Seller to consummate the Sale as agreed upon.

          d. Lease and Lease Option Commissions. If the transaction consists of a lease or a lease and right to purchase the Property, the commission relating to the lease shall be as provided in subsection 14a(2), payable as follows:

          e. Other Compensation.
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15. LIMITATION ON THIRD-PARTY COMPENSATION. Neither Broker nor the Brokerage
Firm shall accept compensation from any other person or entity in connection with the Property without the written consent of Seller. Additionally, neither Broker nor the Brokerage Firm shall assess or receive mark-ups or other compensation for services performed by any third party or affiliated business entity unless Seller signs a separate written consent.

16. OTHER BROKERAGE FIRMS ASSISTANCE - MULTIPLE LISTING SERVICE - MARKETING. Seller has been advised by Broker of the advantages and disadvantages of various marketing methods, the use of multiple listing services and various methods of making the Property accessible by other brokerage firms (e.g., using lock boxes, by-appointment-only showings, etc.), and whether some methods may limit the ability of a selling brokerage firm to show the Property. After having been so advised, Seller has chosen the following (check all that apply):

          a. The Property

             [ ] Shall [ ] Shall Not be submitted to one or more multiple listing services.
             [ ] Shall [ ] Shall Not be submitted to one or more property information exchanges.
             Seller authorizes the use of electronic and all other
             marketing methods except:
                                      ------------------------------------------

             Access to the Property by other brokerage firms may be by:

             [ ] Lock Box

             [ ] ---------------------------------------------------------------

             Other instructions:
                                 -----------------------------------------------

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          b. Broker shall seek assistance from, and Brokerage Firm offers compensation to, the following brokers outside of Brokerage Firm:

             [ ] Buyer Agents:  ____ % of the gross sales price in U.S. dollars.

             [ ] Transaction-Brokers: ____ % of the gross sales price in U.S.
                 dollars.

17. FORFEITURE OF PAYMENTS. In the event of a forfeiture of payments made by a buyer, the sums received shall be divided between Brokerage Firm and Seller, one-half thereof to Brokerage Firm but not to exceed the Brokerage Firm compensation agreed upon herein, and the balance to Seller. Any forfeiture of payment under this section shall not reduce any Brokerage Firm compensation under ss. 14.

18. COST OF SERVICES, REIMBURSEMENT. Unless otherwise agreed upon in writing, Brokerage Firm shall bear all expenses incurred by Brokerage Firm, if any, to market the Property and to compensate cooperating brokerage firms, if any. Brokerage Firm will not obtain or order any other products or services unless Seller agrees in writing to pay for them promptly when due (examples: surveys, radon tests, soil tests, title reports, engineering studies). Unless otherwise agreed, Brokerage Firm shall not be obligated to advance funds for the benefit of Seller in order to complete a closing. Seller shall reimburse Brokerage Firm for payments made by Brokerage Firm for such other products or services authorized by Seller.

19. MAINTENANCE OF THE PROPERTY. Neither Broker nor Brokerage Firm shall be responsible for maintenance of the Property nor shall they be liable for damage of any kind occurring to the Property, unless such damage shall be caused by their negligence or intentional misconduct.

20. OTHER SELLERS. Seller acknowledges that under Colorado law Brokerage Firm may have agreements with other sellers to market and sell their properties.

21. NONDISCRIMINATION. The parties agree not to discriminate unlawfully against any prospective buyer because of the race, creed, color, sex, marital status, national origin, familial status, physical or mental handicap, religion or ancestry of such person.

22. RECOMMENDATION OF LEGAL AND TAX COUNSEL. By signing this document, Seller acknowledges that Seller has been advised that this document has important legal consequences and that consultation with legal, tax or other counsel, before signing this contract, is recommended.

23. MEDIATION. If a dispute arises relating to this contract, prior to or after closing, and is not resolved, the parties shall first proceed in good faith to submit the matter to mediation. Mediation is a process in which the parties meet with an impartial person who helps to resolve the dispute informally and confidentially. Mediators cannot impose binding decisions. The parties to the dispute must agree before any settlement is binding. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediation. The mediation, unless otherwise agreed, shall terminate in the event the entire dispute is not resolved within thirty (30) calendar days from the date written notice requesting mediation is sent by one party to the other(s).

24. ATTORNEY FEES. In case of arbitration or litigation concerning this contract, costs and reasonable attorney fees shall be awarded to the prevailing party.

25. ADDITIONAL PROVISIONS. (The language of these additional provisions has not been approved by the Colorado Real Estate Commission.)

26. ATTACHMENTS. The following exhibits, attachments, and addenda are a part of this contract:

27 . FACSIMILE AND ELECTRONIC SIGNATURES. Signatures [ ] May [ ] May Not be evidenced by facsimile, and [ ] May [ ] May Not be evidenced by electronic signatures. Documents with original signatures shall be provided upon request of any party.

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28. MODIFICATION OF THIS LISTING CONTRACT. No subsequent modification of any of the terms of this Listing Contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

29. COUNTERPARTS. If more than one person is named as a Seller herein, this Listing Contract may be executed by each Seller, individually, and when so executed, such copies taken together with one executed by Broker shall be deemed to be a full and complete contract between the parties.

30. ENTIRE AGREEMENT. This Listing Contract constitutes the entire agreement between the parties, and any prior agreements, whether oral or written, have been merged and integrated into this Listing Contract.

31. COPY OF CONTRACT. Seller acknowledges receipt of a copy of this contract signed by Broker, including all attachments.

Brokerage Firm authorizes Broker to execute this Listing Contract on behalf of Brokerage Firm.

Accepted:

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Brokerage Firm                             Seller
By:  ________________________________      _____________________________________

Broker                                     Seller
Date of Broker's Signature: ________ Date of Seller's Signature: ________ Broker's Address: __________________ Seller's Address: __________________
Broker's Telephone No.: ____________ Seller's Telephone No.: ____________ Broker's Fax No.: __________________ Seller's Fax No.: __________________
Broker's Email Address: ____________ Seller's Email Address: ____________ Brokerage Firm's Address: __________
Brokerage Firm's Telephone No.:  ____
Brokerage Firm's Fax No.:  __________
Brokerage Firm's Email Address:  ____